Exhibit 10.4

                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this day 15th of April, 1999, by and between JAMES RIX (hereinafter referred to as "EMPLOYEE") and AB CAPITAL, L.L.C. and PENINSULA GAMING, L.L.C, a Delaware limited liability companies and, after closing, the entity holding the Riverboat Gaining License in Dubuque, Iowa, (hereinafter referred to as "EMPLOYER") as of the Closing Date (as defined in the Asset Purchase and Sale Agreement (the "Asset Purchase Agreement"), dated January 15, 1999, between Greater Dubuque Riverboat Entertainment Company, LC, an Iowa limited liability company ("GDREC"), and EMPLOYER).

      WHEREAS, EMPLOYER has entered into that certain Asset Purchase and Sale Agreement dated January 15, 1999, by and between GDREC and EMPLOYER, pursuant to which GDREC will sell to EMPLOYER all of its assets to its riverboat gambling business in Dubuque, Iowa (the "GDREC Sales Transaction");

      WHEREAS, EMPLOYEE is currently employed by GDREC as its Chief Operating Officer and such employment will terminate effective the closing date of the GDREC Sales Transaction;

      WHEREAS, EMPLOYER agrees to employ EMPLOYEE as its Chief Operating Officer and EMPLOYEE agrees to such employment and to serve as the Chief Operating Officer of EMPLOYER effective upon closing of the GDREC Sales Transaction.

      NOW, THEREFORE, in consideration of the promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

      1. TERM OF AGREEMENT: The term of EMPLOYEE'S employment and consulting relationship if exercised pursuant to section five (5) of this Agreement, shall be for three (3) years (the "Term") commencing the closing date of the GDREC Sales Transaction (the "Employment Date"), unless earlier terminated as provided in this Agreement. EMPLOYER and EMPLOYEE each acknowledges that until the consummation of the GDREC Sales Transaction, EMPLOYEE shall be an employee of GDREC and EMPLOYER shall not directly or indirectly control, supervise or interfere with EMPLOYEE'S duties as an employee of GDREC of the operations of GDREC's business or attempt any of the foregoing.

      2. TERMINATION: The EMPLOYER may terminate this Agreement at any time for "Good Cause" and the EMPLOYEE may terminate this Agreement for "Good Reason"; provided, however, that in the case of such termination, the terminating party shall give sixty (60) days advance written notice to the other party, utilizing hand delivery or restricted certified mail. If certified mail is used, such notices will be deemed to have been given on the date it is deposited in any United States Post Office mail receptacle, properly addressed and bearing proper postage.

      Upon such notice of termination, EMPLOYEE shall continue to render services to


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EMPLOYER until the date of termination unless: (a) EMPLOYER directs EMPLOYEE to cease rendering services at an earlier date; or (b) EMPLOYER and EMPLOYEE agree that EMPLOYEE will cease rendering services at an earlier date.

Salary and severance shall be paid following notice of termination only as follows:

      a. EMPLOYEE shall be entitled to his regular pro-rated salary following notice of termination for so long as EMPLOYEE is permitted to and actually continues to render services to EMPLOYER during the 60-day period following such notice.

      b. If EMPLOYEE is directed by EMPLOYER to cease work prior to expiration of the 60-day period EMPLOYEE shall be entitled to his regular pro-rated salary until the end of the 60-day period.

      c. If EMPLOYEE is terminated other than for Good Cause or if EMPLOYEE terminates for Good Reason (in each case, a "Termination"), prior to the expiration of the term of this Agreement, EMPLOYEE shall be entitled to receive severance from EMPLOYER (i) the balance of EMPLOYEE's compensation for the remaining term of the Agreement, as defined in paragraphs 1 and 5 of this Agreement, and (ii) a pro-rated portion of any incentive bonus earned or accrued by the EMPLOYEE pursuant to the provisions of the incentive bonus plan identified in Section 4(c), as of the date of termination.

      3. DUTIES: EMPLOYEE shall carry out the duties and responsibilities of the Chief Operating Officer of the EMPLOYER which shall include managing the day-to-day operations of EMPLOYER, assisting EMPLOYER in performing post-closing responsibilities, and assisting in the development of the operating plan, including budgets and long term strategy. Employee shall report directly to Brent Stevens, the Chief Executive Officer of A.B. Capital, L.L.C.

      4. COMPENSATION AND BENEFITS:

      (a) On the Employment Date, EMPLOYER shall pay EMPLOYEE, as a signing bonus for entering into this Agreement, One Hundred Thousand Dollars ($100,000.00).

      (b) EMPLOYEE shall be paid by EMPLOYER as compensation for his services, a base annual salary of Two Hundred Fifty Thousand Dollars ($250,000.00) per annum.

      (c) Commencing eighteen (18) months from the Employment Date, the EMPLOYEE is entitled to, and the EMPLOYER hereby agrees to pay EMPLOYEE, annual incentive performance bonuses (the "Incentive Bonus") as specified in the attached Exhibit A so long as EMPLOYER meets the jointly developed EBITDA budgeted figures for the just concluded calendar year.

      (d) EMPLOYEE shall be entitled to all current benefits accorded full time employees of EMPLOYER in accordance with the terms of the EMPLOYER'S personnel


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            policies.

      5. CONSULTING OPTION. Until the expiration or termination of this Agreement, at the end of each of the first and second years of the Term, EMPLOYEE and EMPLOYER shall have the option to convert the employment arrangement contemplated by this Agreement into a nonexclusive consulting arrangement or maintain the existing employment agreement. EMPLOYEE shall provide the EMPLOYER with written notice at least ninety (90) days prior to the expiration of such employment year of the intent to exercise such an option or to extend the existing employment agreement. EMPLOYER shall have thirty (30) days to give the EMPLOYEE written notice of the EMPLOYER's acceptance or rejection of the EMPLOYEE's preference. Failure to reach a mutual agreement shall result in the selection of the consulting option. The consulting arrangement provided for by this Section 5 shall be effective and commence at the beginning of the year during the term for which notice is given. If the option is exercised by EMPLOYEE, EMPLOYEE agrees to, at the request of EMPLOYER, act as a consultant with respect to the EMPLOYER's excursion boat gambling business at Dubuque, Iowa during the employment/consulting year (the "Consulting Services"), consistent with the EMPLOYEE's availability and knowledge. In consideration of any Consulting Services to be provided by EMPLOYEE hereunder, and in lieu of the compensation pursuant to Section 4 hereof, in the first consulting year, EMPLOYER shall pay EMPLOYEE a consulting fee of (i) One Hundred Thousand Dollars ($100,000.00) per annum for the first year in which EMPLOYEE is engaged as a consultant and (ii) Seventy-Five Thousand Dollars ($75,000.00) per annum for the second year in which EMPLOYEE is engaged as a consultant, in each case, payable in equal quarterly installments at the beginning of each quarter of such year. EMPLOYER shall also reimburse and pay EMPLOYEE for any and all reasonable expenses incurred by EMPLOYEE in performing the Consulting Services, including, but not limited to, reimbursement of travel expenses in the event that EMPLOYEE agrees to perform Consulting Services at a location other than EMPLOYER's place of business in Dubuque, Iowa. While EMPLOYEE is engaged as a consultant during the term of this Agreement, EMPLOYEE shall (i) be an independent contractor with full power and authority to select the means, manner and method of performing the Consulting Services without direction or control of EMPLOYER, (ii) not be an agent or employee of the EMPLOYER, and (iii) have no right or power to bind the Company under any agreement or to transact any business or make any representations or promises in the EMPLOYER's name or on its behalf, except insofar as he is expressly authorized to do so in writing by the EMPLOYER. In his capacity as a consultant hereunder, EMPLOYEE shall be entitled during the term to provide consulting services to other persons or entities that are not directly competing with the EMPLOYER, engaged in the casino or gaming business located within a 50 mile radius of Dubuque, Iowa.

      6. NON-COMPETITION AGREEMENT:

      (a) Both parties acknowledge that the EMPLOYEE's position is one of considerable responsibility and requires considerable training, relationships and contacts with customers, clients and potential customers and clients, and experience that it will take a substantial amount of EMPLOYER's time to replace an employee who has received such training, relationships, contacts and experience as are typically afforded by EMPLOYER; and


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      (b)   As a condition of employment/engagement and continued
            employment/engagement of EMPLOYEE by EMPLOYER, the parties mutually agree that confidentiality is required in connection with the business of EMPLOYER and in connection with the operations and the names of EMPLOYER's customers and clients, and that accordingly, it is vital that EMPLOYER be protected from direct competition from key employees whose employment might be terminated by or from EMPLOYER, said protection required during employment and for a reasonable period of time after termination thereof.

      (c) It is hereby agreed by and between the parties that, as a part of the valuable consideration of the employment/engagement and continued employment/engagement of EMPLOYEE by EMPLOYER:

            (i) That EMPLOYEE shall treat and keep confidential all material matters relating directly to the business of EMPLOYER, including the content of all information contained in the following that was not previously known by the EMPLOYEE, not generally available to the public, and material to the EMPLOYER's business: manuals, memoranda, production, marketing, promotional and training materials, financial statements, sales and operations records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, client lists, mailing lists, processes, inventions, formulas, job production and cost records, special terms with clients consistent with the above qualifications. Notwithstanding the above, EMPLOYEE shall treat and keep confidential all player development lists and all proprietary customer information, without exception. The EMPLOYEE further agrees to keep confidential and not to keep and/or use any papers, records, or any information relative to the matters referred to in the preceding sentence, nor shall EMPLOYEE furnish, make available or otherwise divulge any such information to any person during or after his employment by EMPLOYER, unless specifically instructed to do so in writing signed by the Chief Operating Officer of EMPLOYER.

            (ii) That if for any reason EMPLOYEE shall voluntarily or involuntarily terminate his employment or EMPLOYER shall terminate EMPLOYEE, it is specifically agreed and understood that EMPLOYEE, for a period of one (1) year from the date of termination shall not, within a radius of fifty (50) miles of Dubuque, Iowa (the "Territory"), directly be connected with any casino located within the Territory.

            (iii) That if for any reason EMPLOYEE shall voluntarily or involuntarily terminate his employment or EMPLOYER shall terminate EMPLOYEE, it is specifically agreed and understood that EMPLOYEE, for a period of one (1) year from the date of termination, shall not, directly in any capacity whatsoever, hire or solicit for employment any employee of EMPLOYER.

      (d) The terms and provisions of this Section 6 shall be binding upon EMPLOYEE whether EMPLOYEE is employed by EMPLOYER or engaged as a consultant by EMPLOYER pursuant to the terms of this Agreement.


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      7. INDEMNIFICATION: EMPLOYER shall indemnify, defend and hold and save
EMPLOYEE, his heirs, administrators or executors and each of them harmless from any and all actions and causes of action, claims, demands, liabilities, losses, damages or expenses, of whatsoever kind and nature, including judgments, interest and attorney fees and all other reasonable costs, expenses and charges which EMPLOYEE, his heirs, administrators or executors and each of them shall or may at any time or from time to time, subsequent to the effective date of this Agreement sustain or incur, or become subject to by reason of any claim or claims against EMPLOYEE, his heirs, administrators or executors and each of them while acting within the scope of his employment except for gross negligence, misconduct or criminal acts or omissions on the part of the EMPLOYEE, and provided that EMPLOYEE, his heirs, administrators or executors or one of them properly and promptly notifies EMPLOYER of adverse claims or threatened or actual lawsuits. EMPLOYEE, his heirs, administrators or executors as appropriate, shall provide complete cooperation to EMPLOYER, its attorneys and agents in such case to the extent possible.

      8. ENTIRE AGREEMENT: This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

      9. DEFINITIONS:

      (a) "Good Cause" shall mean (i) EMPLOYEE's death, (ii) EMPLOYEE becoming physically or mentally disabled (a "Disability"), which Disability renders EMPLOYEE unable to perform, as certified by a mutually agreeable competent medical physician, a substantial portion of EMPLOYEE's duties hereunder, (iii) EMPLOYEE's commission of an act of embezzlement, fraud, misappropriation against EMPLOYER, (iv) EMPLOYEE's conviction of, or entry of a plea of guilty or nolo contendere or its equivalent to, a felony, (v) EMPLOYEE's engagement of conduct injurious to EMPLOYER or having an adverse effect on EMPLOYER's reputation or business operations, all of which threatens or is likely to threaten the licensed status of the EMPLOYEE or the EMPLOYER, (vi) EMPLOYEE's continued neglect or failure to discharge EMPLOYEE's duties or responsibilities or the repeated taking of any action prohibited by EMPLOYEE's immediate supervisor, the managing member or the board of managers of EMPLOYER, materially affecting the fundamental operating results of the EMPLOYER, (vii) the revocation, suspension for more than thirty (30) days, or voluntary relinquishment of any gaming license necessary for the performance of EMPLOYEE's duties hereunder, or (viii) EMPLOYEE's breach or violation of any material term or material provision of this Agreement; provided, however, that in the case of clauses (v), (vi),
            (vii) and (viii) of this Section 9(a), EMPLOYEE shall be entitled to thirty (30) days notice of termination, during which thirty (30) day period EMPLOYEE shall have the right to remedy any such breach or default.

      (b) The term "Good Reason" shall mean (a) the failure of the EMPLOYER to pay the EMPLOYEE any portion of the EMPLOYEE'S base salary, Incentive Bonus or other compensation or benefits within ten (10) days of the time in which such amount is due and payable to the EMPLOYEE; (b) a material change in the duties of the EMPLOYEE


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            as defined in Section 3 of this Agreement; (c) misrepresentation by
            EMPLOYER of any material fact relating to the conditions of Employment; (d) a failure by the EMPLOYER to provide a reasonable working environment; and/or (e) a failure by EMPLOYER to comply with the provisions of this Agreement.

      10. AMENDMENTS: This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

      11. SEVERABILITY: If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

      12. WAIVER OF CONTRACTUAL RIGHT: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

      13. APPLICABLE LAW: This Agreement shall be governed by the laws of the State of Iowa.

      14. REPRESENTATION: The undersigned parties (a) each acknowledge that they have reviewed the terms of this Agreement, have consulted with their respective legal counsel regarding the terms of this Agreement, and agree that the terms of this Agreement are fair to each party and (b) each further acknowledges that each are executing this Agreement under their own free will without any duress from either party. The undersigned person executing this Agreement for and on behalf of EMPLOYER represents that its execution hereof is authorized under EMPLOYER's Articles of Organization and Operating Agreement, and that the undersigned is fully authorized to sign this Agreement for and on behalf of EMPLOYER, and that EMPLOYEE may rely upon this representation.

      15. ASSIGNABILITY. This Agreement shall not be assigned without the approval of the parties.

      IN WITNESS WHEREOF, EMPLOYER and EMPLOYEE have duly executed and delivered this Agreement as of the date first written above.

EMPLOYEE:                                       EMPLOYEE:

By: /s/ M. Brent Stevens                        /s/ James P. Rix
    --------------------------------------      --------------------------------
    M. Brent Stevens, Managing Member           James P. Rix
    On behalf of the board of Managers for
    AB CAPITAL, L.L.C. and
    PENINSULA GAMING, L.L.C


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